Exhibit 99

Taubman Centers, Inc. 200 East Long Lake Road Suit 300 Bloomfield Hills, Michigan 48304-2324	T 248.258.6800 www.taubman.com
CONTACT:
Barbara Baker
Taubman, Vice President, Investor Relations
248-258-7367
bbaker@taubman.com
FOR IMMEDIATE RELEASE
TAUBMAN CENTERS ISSUES 2009 RESULTS AND 2010 GUIDANCE
•	Tenant Sales Turned Positive in the Fourth Quarter

•	Quarter’s Results Impacted by Litigation Charges

•	Annual Adjusted FFO Per Share Down Less than 1% in Difficult Economic Environment

•	2010 Outlook Reflects Continued Challenges
BLOOMFIELD HILLS, Mich., Feb. 9, 2010 — Taubman Centers, Inc. (NYSE: TCO) today reported financial results for the quarter and full year periods ended December 31, 2009.
Net income allocable to common shareholders for the quarter ended December 31, 2009 was $0.07 per diluted common share (EPS), versus a loss of $1.90 per diluted share for the fourth quarter of 2008. EPS for the year ended December 31, 2009 was a $1.31 loss versus a $1.64 loss for the year ended December 2008. Results for the fourth quarter of 2009 included $38.5 million of litigation charges related to Westfarms (West Hartford, Conn.), of which the company’s share was $30.4 million. In addition, the 2009 annual results were impacted by the previously announced $2.5 million restructuring charges and $166.7 million impairment charges (or $160.8 million at the company’s share) relating to The Pier Shops at Caesars (Atlantic City, N.J.) and Regency Square (Richmond, Va.). The 2008 amounts were impacted by impairment charges totaling $126.3 million for development projects in Sarasota, Fla. and Oyster Bay, N.Y.
For the quarter ended December 31, 2009 Funds from Operations (FFO) per diluted share was $0.56, compared to a loss of $0.57 per diluted share for the quarter ended December 31, 2008. For the year ended December 31, 2009, FFO per diluted share was $0.68 compared to $1.51 for the year ended December 31, 2008.
For the quarter ended December 31, 2009 Adjusted FFO per diluted share (which excludes litigation, restructuring and impairment charges) was $0.93 versus $1.00 per diluted share for the quarter ended December 31, 2008. For the year ended December 31, 2009, Adjusted FFO per diluted share was $3.06, down 0.6 percent from $3.08 per diluted share for the year ended December 31, 2008.
“We are delighted to see a positive 3.8 percent tenant sales gain in the fourth quarter even against an easy comparison from the prior year,” said Robert S. Taubman, chairman, president and chief executive officer of Taubman Centers. “This is the first positive tenant sales performance since the third quarter of 2008. While rents across the portfolio are modestly down, we benefited from the collection of Macao Studio City development fees, improvements in tenant recoveries and operational cost savings.”
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Taubman Centers/2
Sales Increase in Quarter; Occupancy and Rents as Expected
With the positive fourth quarter sales gain, the company ended the year down 6.7 percent to average $498 per square foot in 2009. “As we’ve said many times, tenant sales are the most important driver of our business,” said Mr. Taubman. “This result is in line with our sales guidance from the beginning of the year.”
Ending occupancy for the portfolio was 89.6 percent on December 31, 2009 versus 90.5 percent on December 31, 2008.
Rents per square foot in Taubman’s consolidated portfolio averaged $42.56 for the quarter versus $43.96 for the fourth quarter of 2008. Rents per square foot in Taubman’s consolidated portfolio averaged $43.31 for full year 2009 versus $43.95 for 2008.
Balance Sheet Strength
“The company continues to benefit from a strong balance sheet, with modest debt maturities in 2010,” said Lisa A. Payne, vice chairman and chief financial officer of Taubman Centers. “We are pleased to have come through 2009 as one of the few REITs that maintained its cash dividend and did not raise any common equity.” Taubman Centers finished the ten year period ending December 31, 2009 among the top ten total shareholder returns of all REITs.
2010 Guidance
The company is introducing guidance for 2010. For the full year 2010, the company expects FFO per diluted share excluding The Pier Shops to be in the range of $2.55 to $2.75. Net income allocable to common shareholders for the year is expected to be in the range of $0.64 to $0.89 per share.
The holding period of The Pier Shops remains uncertain and the noncash impact of owning The Pier Shops (including default interest) results in an incremental FFO charge of approximately a penny per share per month. Including the impact of depreciation and amortization, the impact on EPS is expected to be a negative penny and a half per share per month. A noncash accounting gain is expected to be recognized when the loan obligation is extinguished upon transfer of title of The Pier Shops. This gain has also been excluded from EPS and FFO per share estimates.
Supplemental Investor Information Available
The company provides supplemental investor information along with its earnings announcements, available online at www.taubman.com under “Investor Relations.” This includes the following:
•	Income Statements

•	Earnings Reconciliations

•	Changes in Funds from Operations and Earnings (Loss) Per Share

•	Components of Other Income, Other Operating Expense, and Gains on Land Sales and Other Nonoperating Income

•	Recoveries Ratio Analysis

•	Balance Sheets

•	Debt Summary

•	Other Debt, Equity and Certain Balance Sheet Information

•	Construction

•	Capital Spending

•	Operational Statistics
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Taubman Centers /3
•	Owned Centers

•	Major Tenants in Owned Portfolio

•	Anchors in Owned Portfolio
Investor Conference Call
The company will host a conference call at 11:00 AM Eastern Standard Time on February 10 to discuss these results, business conditions and the company’s outlook for 2010. The conference call will be simulcast at www.taubman.com under “Investor Relations” as well as www.earnings.com and www.streetevents.com. An online replay will follow shortly after the call and continue for approximately 90 days.
Taubman Centers is a real estate investment trust engaged in the development, leasing and management of regional and super regional shopping centers. Taubman’s 26 U.S. owned, leased and/or managed properties, the most productive in the industry, serve major markets from coast to coast. Taubman Centers is headquartered in Bloomfield Hills, Michigan and its Taubman Asia subsidiary is headquartered in Hong Kong. Founded in 1950, Taubman celebrates its 60th anniversary in 2010. For more information about Taubman, visit www.taubman.com.
For ease of use, references in this press release to “Taubman Centers”, “company” or “Taubman” mean Taubman Centers, Inc. or one or more of a number of separate, affiliated entities. Business is actually conducted by an affiliated entity rather than Taubman Centers, Inc. itself.
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements reflect management’s current views with respect to future events and financial performance. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to the continuing impacts of the U.S. recession and global credit environment, other changes in general economic and real estate conditions, changes in the interest rate environment and the availability of financing, and adverse changes in the retail industry. Other risks and uncertainties are discussed in the company’s filings with the Securities and Exchange Commission including its most recent Annual Report on Form 10-K.
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Taubman Centers/4
TAUBMAN CENTERS, INC.
Table 1 — Summary of Results
For the Periods Ended December 31, 2009 and 2008
(in thousands of dollars, except as indicated)

	Three Months Ended		Year Ended
	2009	2008 (2)	2009	2008 (2)

Net income (loss) (1), (2)	14,235	(80,818)	(79,161)	(8,052)
Noncontrolling share of income of consolidated joint ventures (2)	(2,845)	(3,719)	(3,115)	(7,441)
Distributions in excess of noncontrolling share of income of consolidated joint ventures (2)		(621)		(8,594)
Noncontrolling share of (income) loss of TRG (2)	(2,794)	29,204	31,224	11,338
Distributions in excess of noncontrolling share of loss of TRG (2)		(40,187)		(55,370)
TRG series F preferred distributions	(615)	(615)	(2,460)	(2,460)
Preferred stock dividends	(3,659)	(3,659)	(14,634)	(14,634)
Distributions to participating securities of TRG	(362)	(361)	(1,560)	(1,446)
Net income (loss) attributable to Taubman Centers, Inc. common shareowners — basic (2)	3,960	(100,776)	(69,706)	(86,659)
Net income (loss) attributable to Taubman Centers, Inc. common shareowners — diluted (2)	4,008	(100,776)	(69,706)	(86,659)
Net income (loss) per common share — basic (2)	0.07	(1.90)	(1.31)	(1.64)
Net income (loss) per common share — diluted (2)	0.07	(1.90)	(1.31)	(1.64)
Beneficial interest in EBITDA — Consolidated Businesses (1), (3)	95,860	(27,360)	168,651	204,190
Beneficial interest in EBITDA — Unconsolidated Joint Ventures (3)	(3,082)	29,695	67,815	101,089
Funds from Operations (1), (3)	46,389	(45,445)	55,026	122,236
Funds from Operations attributable to TCO (1), (3)	31,092	(30,314)	36,799	81,274
Funds from Operations per common share — basic (1), (3)	0.58	(0.57)	0.69	1.54
Funds from Operations per common share — diluted (1), (3)	0.56	(0.57)	0.68	1.51
Adjusted Funds from Operations (1), (3)	76,663	80,821	248,732	248,502
Adjusted Funds from Operations attributable to TCO (1), (3)	51,383	53,911	166,267	165,499
Adjusted Funds from Operations per common share — basic (1), (3)	0.96	1.02	3.12	3.13
Adjusted Funds from Operations per common share — diluted (1), (3)	0.93	1.00	3.06	3.08
Weighted average number of common shares outstanding — basic	53,616,534	53,017,357	53,239,279	52,866,050
Weighted average number of common shares outstanding — diluted	55,013,454	53,017,357	53,239,279	52,866,050
Common shares outstanding at end of period	54,321,586	53,018,987
Weighted average units — Operating Partnership — basic	79,996,610	79,481,431	79,656,353	79,394,805
Weighted average units — Operating Partnership — diluted	82,264,792	80,604,458	81,269,311	80,745,237
Units outstanding at end of period — Operating Partnership	80,699,271	79,481,431
Ownership percentage of the Operating Partnership at end of period	67.3%	66.7%
Number of owned shopping centers at end of period	23	23	23	23

Operating Statistics (4):
Mall tenant sales (5)	1,350,806	1,316,726	4,227,936	4,536,500
Ending occupancy	89.6%	90.5%	89.6%	90.5%
Average occupancy	89.5%	90.9%	89.0%	90.5%
Leased space at end of period	91.6%	92.0%	91.6%	92.0%
Mall tenant occupancy costs as a percentage of tenant sales — Consolidated Businesses (5)	14.4%	14.8%	16.2%	15.4%
Mall tenant occupancy costs as a percentage of tenant sales — Unconsolidated Joint Ventures (5)	13.0%	13.4%	14.9%	13.9%
Rent per square foot — Consolidated Businesses	42.56	43.96	43.31	43.95
Rent per square foot — Unconsolidated Joint Ventures	44.20	44.24	44.49	44.61

Taubman Centers/5

(1)	FFO for the three month period and the year ended December 31, 2009 includes, and Adjusted FFO excludes, litigation charges related to Westfarms. Also, FFO for the year ended December 31, 2009 includes, and Adjusted FFO excludes, a restructuring charge, which primarily represents the costs of termination of personnel, and impairment charges related to the write down of The Pier Shops and Regency Square to their fair values. FFO for the three month period and year ended December 31, 2008 includes, and Adjusted FFO excludes, impairment charges on its 100% owned Oyster Bay project and Sarasota project, which is accounted for under the equity method. The Company discloses this Adjusted FFO due to the significance of these charges. Given their significance, the Company believes it is essential to a reader’s understanding of the Company’s results of operations to emphasize the impact on the Company’s earnings measures. The adjusted measures are not and should not be considered alternatives to net income or cash flows from operating, investing, or financing activities as defined by GAAP.

(2)	Prior to adoption of the new requirements for noncontrolling interests on January 1, 2009, the net equity of the Operating Partnership noncontrolling unitholders was less than zero. The net equity balances of the noncontrolling partners in certain of the consolidated joint ventures were also less than zero. Therefore, under previous accounting standards for noncontrolling interests, the interests of the noncontrolling unitholders of the Operating Partnership and outside partners with net equity balances in the consolidated joint ventures of less than zero were recognized as zero balances within the Company’s Consolidated Balance Sheet. As a result of the need to present these noncontrolling interests as zero balances, it was previously required that income be allocated to these interests equal, at a minimum, to their share of distributions. The net equity balances of the Operating Partnership and certain of the consolidated joint ventures were less than zero because of accumulated operating distributions in excess of net income and not as a result of operating losses. Operating distributions to partners are usually greater than net income because net income includes non-cash charges for depreciation and amortization.

Upon adoption of the new requirements for noncontrolling interests, the interests of the noncontrolling unitholders of the Operating Partnership and the outside partners with net equity balances in the consolidated joint ventures of less than zero generally no longer need to be carried at zero balances in the Company’s Consolidated Balance Sheet and this previous income allocation methodology described above is generally no longer applicable. However, as the new measurement provisions are applicable beginning with the January 1, 2009 adoption date, the interests of these noncontrolling interests for prior periods have not been remeasured. Net loss attributable to Taubman Centers, Inc. common shareowners for the three month period and year ended December 31, 2009 would have been $(6.6) million and $(153.5) million, respectively or $(0.12) and $(2.88) per common share, respectively if accounted for under the previous method of accounting for noncontrolling interests prior to the new accounting requirements. Certain 2008 amounts have been reclassified to conform with 2009 classifications.

(3)	Beneficial Interest in EBITDA represents the Operating Partnership’s share of the earnings before interest, income taxes, and depreciation and amortization of its consolidated and unconsolidated businesses. The Company believes Beneficial Interest in EBITDA provides a useful indicator of operating performance, as it is customary in the real estate and shopping center business to evaluate the performance of properties on a basis unaffected by capital structure.

The National Association of Real Estate Investment Trusts (NAREIT) defines Funds from Operations (FFO) as net income (computed in accordance with Generally Accepted Accounting Principles (GAAP)), excluding gains from extraordinary items and sales of properties, plus real estate related depreciation and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that FFO is a useful supplemental measure of operating performance for REITs. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, the Company and most industry investors and analysts have considered presentations of operating results that exclude historical cost depreciation to be useful in evaluating the operating performance of REITs. FFO is primarily used by the Company in measuring performance and in formulating corporate goals and compensation.

These non-GAAP measures as presented by the Company are not necessarily comparable to similarly titled measures used by other REITs due to the fact that not all REITs use common definitions. None of these non-GAAP measures should be considered alternatives to net income as an indicator of the Company’s operating performance, and they do not represent cash flows from operating, investing, or financing activities as defined by GAAP.

(4)	Statistics exclude The Pier Shops.

(5)	Based on reports of sales furnished by mall tenants.

Taubman Centers/6
TAUBMAN CENTERS, INC.
Table 2 — Income Statement
For the Three Months Ended December 31, 2009 and 2008
(in thousands of dollars)

	2009		2008
		UNCONSOLIDATED		UNCONSOLIDATED
	CONSOLIDATED	JOINT	CONSOLIDATED	JOINT
	BUSINESSES	VENTURES (1)	BUSINESSES	VENTURES (1)

REVENUES:
Minimum rents	87,059	40,505	91,646	40,675
Percentage rents	5,476	2,862	6,602	3,017
Expense recoveries	74,374	29,632	69,869	29,418
Management, leasing, and development services	10,990		5,010
Other	8,376	2,506	16,829	4,078

Total revenues	186,275	75,505	189,956	77,188

EXPENSES:
Maintenance, taxes, and utilities	51,288	18,959	50,396	18,132
Other operating	19,359	6,156	23,117	6,468
Restructuring charge	(118)
Management, leasing, and development services	1,886		2,189
General and administrative	6,968		5,044
Litigation charges (2)		38,500
Impairment charges (3)			117,943
Interest expense	36,557	16,118	38,404	16,380
Depreciation and amortization	37,239	10,435	40,463	11,327

Total expenses	153,179	90,168	277,556	52,307

Gains on land sales and other nonoperating income	31	(1)	899	89

	33,127	(14,664)	(86,701)	24,970

Income tax expense	(1,400)		(459)
Equity in income (loss) of Unconsolidated Joint Ventures (4)	(17,492)		14,665
Impairment charge on Sarasota joint venture (3)			(8,323)

Net income (loss)	14,235		(80,818)
Net (income) loss attributable to noncontrolling interests:
Noncontrolling share of income of consolidated joint ventures	(2,845)		(3,719)
Distributions in excess of noncontrolling share of income of consolidated joint ventures			(621)
TRG series F preferred distributions	(615)		(615)
Noncontrolling share of (income) loss of TRG	(2,794)		29,204
Distributions in excess of noncontrolling share of loss of TRG			(40,187)
Distributions to participating securities of TRG	(362)		(361)
Preferred stock dividends	(3,659)		(3,659)

Net income (loss) attributable to Taubman Centers, Inc. common shareowners	3,960		(100,776)

SUPPLEMENTAL INFORMATION:
EBITDA — 100% (2) (3)	106,923	11,889	(16,157)	52,677
EBITDA — outside partners’ share	(11,063)	(14,971)	(11,203)	(22,982)

Beneficial interest in EBITDA (2) (3)	95,860	(3,082)	(27,360)	29,695
Beneficial interest expense	(31,505)	(8,358)	(33,462)	(8,488)
Beneficial income tax expense	(1,400)		(459)
Non-real estate depreciation	(852)		(1,097)
Preferred dividends and distributions	(4,274)		(4,274)

Fund from Operations contribution (2) (3)	57,829	(11,440)	(66,652)	21,207

Net straightline adjustments to rental revenue, recoveries, and ground rent expense at TRG %	(410)	(53)	213	(32)

(1)	With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures. Amounts are net of intercompany transactions. The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company’s ownership interest. The Company accounts for its investments in the Unconsolidated Joint Ventures under the equity method.

(2)	In the fourth quarter of 2009, the Company recognized litigation charges related to Westfarms. TRG’s share of the charges was $30.4 million.

(3)	In the fourth quarter of 2008, the Company recognized impairment charges on its 100% owned Oyster Bay project and Sarasota project, which is accounted for under the equity method.

(4)	Excludes impairment charge for Sarasota project, which is separately presented.

Taubman Centers/7
TAUBMAN CENTERS, INC.
Table 3 — Income Statement
For the Years Ended December 31, 2009 and 2008
(in thousands of dollars)

	2009		2008
		UNCONSOLIDATED		UNCONSOLIDATED
	CONSOLIDATED	JOINT	CONSOLIDATED	JOINT
	BUSINESSES	VENTURES (1)	BUSINESSES	VENTURES (1)

REVENUES:
Minimum rents	341,914	157,099	353,200	157,070
Percentage rents	10,818	5,039	13,764	6,617
Expense recoveries	246,377	101,692	248,555	98,507
Management, leasing, and development services	21,179		15,911
Other	45,816	8,705	40,068	9,619

Total revenues	666,104	272,535	671,498	271,813

EXPENSES:
Maintenance, taxes, and utilities	189,061	68,094	189,162	66,761
Other operating	67,182	24,024	79,595	22,494
Restructuring charge (2)	2,512
Management, leasing, and development services	7,862		8,710
General and administrative	27,858		28,110
Litigation charges (3)		38,500
Impairment charges (4)	166,680		117,943
Interest expense	145,670	64,407	147,397	65,004
Depreciation and amortization	147,316	39,274	147,441	40,712

Total expenses	754,141	234,299	718,358	194,971

Gains on land sales and other nonoperating income	711	87	4,569	683
Impairment loss on marketable securities	(1,666)

	(88,992)	38,323	(42,291)	77,525

Income tax expense	(1,657)		(1,117)
Equity in income of Unconsolidated Joint Ventures (5)	11,488		43,679
Impairment charge on Sarasota joint venture (4)			(8,323)

Net loss	(79,161)		(8,052)
Net (income) loss attributable to noncontrolling interests:
Noncontrolling share of income of consolidated joint ventures	(3,115)		(7,441)
Distributions in excess of noncontrolling share of income of consolidated joint ventures			(8,594)
TRG series F preferred distributions	(2,460)		(2,460)
Noncontrolling share of loss of TRG	31,224		11,338
Distributions in excess of noncontrolling share of loss of TRG			(55,370)
Distributions to participating securities of TRG	(1,560)		(1,446)
Preferred stock dividends	(14,634)		(14,634)

Net loss attributable to Taubman Centers, Inc. common shareowners	(69,706)		(86,659)

SUPPLEMENTAL INFORMATION:
EBITDA — 100% (2) (3)	203,994	142,004	244,224	183,241
EBITDA — outside partners’ share	(35,343)	(74,189)	(40,034)	(82,152)

Beneficial interest in EBITDA (2) (3)	168,651	67,815	204,190	101,089
Beneficial interest expense	(125,823)	(33,427)	(127,769)	(33,777)
Beneficial income tax expense	(1,657)		(1,117)
Non-real estate depreciation	(3,439)		(3,286)
Preferred dividends and distributions	(17,094)		(17,094)

Funds from Operations contribution (2) (3)	20,638	34,388	54,924	67,312

Net straightline adjustments to rental revenue, recoveries, and ground rent expense at TRG %	83	263	1,532	243

(1)	With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures. Amounts are net of intercompany transactions. The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company’s ownership interest. In its consolidated financial statements, the Company accounts for its investments in the Unconsolidated Joint Ventures under the equity method.

(2)	In 2009, the Company recognized a restructuring charge, which primarily represents the costs of termination of personnel.

(3)	In the fourth quarter of 2009, the Company recognized litigation charges related to Westfarms. TRG’s share of the charges was $30.4 million.

(4)	In the third quarter of 2009, the Company wrote down the book values of The Pier Shops and Regency Square to their fair values. The impairment charges were $160.8 million at TRG’s share. In the fourth quarter of 2008, the Company recognized impairment charges on its 100% owned Oyster Bay project and Sarasota project, which is accounted for under the equity method.

(5)	Excludes impairment charge for Sarasota project, which is separately presented.

Taubman Centers/8
TAUBMAN CENTERS, INC.
Table 4 — Reconciliation of Net Income (Loss) Attributable to Taubman Centers, Inc. Common Shareowners to Funds from Operations and Adjusted Funds from Operations
For the Periods Ended December 31, 2009 and 2008
(in thousands of dollars; amounts attributable to TCO may not recalculate due to rounding)

	Three Months Ended		Year Ended
	2009	2008	2009	2008

Net income (loss) attributable to TCO common shareowners	3,960	(100,776)	(69,706)	(86,659)

Add (less) depreciation and amortization:
Consolidated businesses at 100%	37,239	40,463	147,316	147,441
Noncontrolling partners in consolidated joint ventures	(3,166)	(2,542)	(12,381)	(12,965)
Share of Unconsolidated Joint Ventures	6,052	6,542	22,900	23,633
Non-real estate depreciation	(852)	(1,097)	(3,439)	(3,286)

Add noncontrolling interests:
Noncontrolling share of income (loss) of TRG	2,794	(29,204)	(31,224)	(11,338)
Distributions in excess of noncontrolling share of loss of TRG		40,187		55,370
Distributions in excess of noncontrolling share of income of consolidated joint ventures
		621		8,594

Add distributions to participating securities of TRG	362	361	1,560	1,446

Funds from Operations (1)	46,389	(45,445)	55,026	122,236

TCO’s average ownership percentage of TRG	67.0%	66.7%	66.8%	66.6%

Funds from Operations attributable to TCO (1)	31,092	(30,314)	36,799	81,274

Funds from Operations	46,389	(45,445)	55,026	122,236

TRG’s share of impairment charges (1)		126,266	160,802	126,266
TRG’s share of litigation charges (1)	30,392		30,392
Restructuring charge (1)	(118)		2,512

Adjusted Funds from Operations (1)	76,663	80,821	248,732	248,502

TCO’s average ownership percentage of TRG	67.0%	66.7%	66.8%	66.6%

Adjusted Funds from Operations attributable to TCO (1)	51,383	53,911	166,267	165,499

(1)	FFO for the three month period and the year ended December 31, 2009 includes, and Adjusted FFO excludes, litigation charges related to Westfarms. Also, FFO for the year ended December 31, 2009 includes, and Adjusted FFO excludes, a restructuring charge, which primarily represents the costs of termination of personnel, and impairment charges related to the write down of The Pier Shops and Regency Square to their fair values. FFO for the three month period and year ended December 31, 2008 includes, and Adjusted FFO excludes, impairment charges on its 100% owned Oyster Bay project and Sarasota project, which is accounted for under the equity method. The Company discloses this Adjusted FFO due to the significance of these charges. Given their significance, the Company believes it is essential to a reader’s understanding of the Company’s results of operations to emphasize the impact on the Company’s earnings measures. The adjusted measures are not and should not be considered alternatives to net income or cash flows from operating, investing, or financing activities as defined by GAAP.

Taubman Centers/9
TAUBMAN CENTERS, INC.
Table 5 — Reconciliation of Net Income (Loss) to Beneficial Interest in EBITDA
For the Periods Ended December 31, 2009 and 2008
(in thousands of dollars; amounts attributable to TCO may not recalculate due to rounding)

	Three Months Ended		Year Ended
	2009	2008	2009	2008

Net income (loss)	14,235	(80,818)	(79,161)	(8,052)

Add (less) depreciation and amortization:
Consolidated businesses at 100%	37,239	40,463	147,316	147,441
Noncontrolling partners in consolidated joint ventures	(3,166)	(2,542)	(12,381)	(12,965)
Share of Unconsolidated Joint Ventures	6,052	6,542	22,900	23,633

Add (less) interest expense and income tax expense:
Interest expense:
Consolidated businesses at 100%	36,557	38,404	145,670	147,397
Noncontrolling partners in consolidated joint ventures	(5,052)	(4,942)	(19,847)	(19,628)
Share of Unconsolidated Joint Ventures	8,358	8,488	33,427	33,777
Income tax expense	1,400	459	1,657	1,117

Less noncontrolling share of income of consolidated joint ventures	(2,845)	(3,719)	(3,115)	(7,441)

Beneficial Interest in EBITDA	92,778	2,335	236,466	305,279

TCO’s average ownership percentage of TRG	67.0%	66.7%	66.8%	66.6%

Beneficial Interest in EBITDA attributable to TCO	62,183	1,557	158,063	203,164

Taubman Centers/10
TAUBMAN CENTERS, INC.
Table 6 — Balance Sheets
As of December 31, 2009 and December 31, 2008
(in thousands of dollars)

	As of
	December 31, 2009	December 31, 2008
Consolidated Balance Sheet of Taubman Centers, Inc.:

Assets:
Properties	3,496,853	3,699,480
Accumulated depreciation and amortization	(1,100,610)	(1,049,626)

	2,396,243	2,649,854
Investment in Unconsolidated Joint Ventures	89,804	89,933
Cash and cash equivalents	19,640	62,126
Accounts and notes receivable, net	44,503	46,732
Accounts receivable from related parties	1,558	1,850
Deferred charges and other assets	55,105	124,487

	2,606,853	2,974,982

Liabilities:
Notes payable	2,691,019	2,796,821
Accounts payable and accrued liabilities	230,276	262,226
Dividends payable		22,002
Distributions in excess of investments in and net income of Unconsolidated Joint Ventures	160,305	154,141

	3,081,600	3,235,190

Equity:
Taubman Centers, Inc. Shareowners’ Equity:
Series B Non-Participating Convertible Preferred Stock	26	26
Series G Cumulative Redeemable Preferred Stock
Series H Cumulative Redeemable Preferred Stock
Common Stock	543	530
Additional paid-in capital	579,983	556,145
Accumulated other comprehensive income (loss)	(24,443)	(29,778)
Dividends in excess of net income	(884,666)	(726,097)

	(328,557)	(199,174)
Noncontrolling interests:
Noncontrolling interests in consolidated joint ventures	(100,014)	(90,251)
Noncontrolling interests in partnership equity of TRG	(75,393)
Preferred Equity of TRG	29,217	29,217

	(146,190)	(61,034)

	(474,747)	(260,208)

	2,606,853	2,974,982

Combined Balance Sheet of Unconsolidated Joint Ventures:

Assets:
Properties	1,094,963	1,087,341
Accumulated depreciation and amortization	(396,518)	(366,168)

	698,445	721,173
Cash and cash equivalents	23,117	28,946
Accounts and notes receivable	26,982	26,603
Deferred charges and other assets	17,737	20,098

	766,281	796,820

Liabilities:
Notes payable	1,092,806	1,103,903
Accounts payable and other liabilities, net	50,615	61,570

	1,143,421	1,165,473

Accumulated Deficiency in Assets:
Accumulated deficiency in assets — TRG	(200,169)	(194,178)
Accumulated deficiency in assets — Joint Venture Partners	(166,866)	(160,862)
Accumulated other comprehensive income (loss) — TRG	(5,397)	(7,288)
Accumulated other comprehensive income (loss) — Joint Venture Partners	(4,708)	(6,325)

	(377,140)	(368,653)

	766,281	796,820

Taubman Centers/11
TAUBMAN CENTERS, INC.
Table 7 — Annual Outlook
(all dollar amounts per common share on a diluted basis; amounts may not add due to rounding)

	Range for Year Ended
	December 31, 2010
	(Excluding The Pier Shops)
Funds from Operations per common share (1)	2.55	2.75
Real estate depreciation — TRG	(1.77)	(1.72)
Distributions on participating securities of TRG	(0.02)	(0.02)
Depreciation of TCO’s additional basis in TRG	(0.12)	(0.12)

Net income attributable to common shareowners, per common share (EPS) (1)	0.64	0.89

(1)	Guidance on Funds from Operations and EPS excludes The Pier Shops’ operations due to the uncertainty regarding the timing of transfer of title. The loan on the center is in default and accrues interest at 10.01%. The Company expects a non-cash incremental impact on FFO per share of ($0.010) for each month the Company continues to own the center. Including the impact of depreciation and amortization, the impact on EPS is expected to be ($0.015) per month. A non-cash accounting gain is expected to be recognized when the loan obligation is extinguished upon transfer of title of The Pier Shops. This gain has also been excluded from EPS and FFO per share estimates.